EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
3/15/2013	Sale	$ 19.6028	1	11000
3/18/2013	Sale	$ 18.9081	2	10000
3/19/2013	Sale	$ 18.2364	3	1100
3/20/2013	Sale	$ 18.7369	4	21200
3/21/2013	Sale	$ 19.0447	5	16100
3/22/2013	Sale	$ 19.2479	6	1681
3/25/2013	Sale	$ 19.4757	7	10300
3/26/2013	Sale	$ 20.0165	8	10900
3/27/2013	Sale	$ 20.0747	9	9800
3/28/2013	Sale	$ 20.2459	10	10100
4/1/2013	Sale	$ 20.3259	11	11000
4/2/2013	Sale	$ 19.9334	12	4275
4/3/2013	Sale	$ 19.1214	13	10082
4/4/2013	Sale	$ 19.0536	14	14000
4/5/2013	Sale	$ 18.8124	15	6100

1 This transaction was executed in multiple trades at prices ranging from $19.53 – 19.79.
2 This transaction was executed in multiple trades at prices ranging from $18.45 – 19.39.
3 This transaction was executed in multiple trades at prices ranging from $18.00 – 18.26.
4 This transaction was executed in multiple trades at prices ranging from $18.50 – 19.00.
5 This transaction was executed in multiple trades at prices ranging from $18.70 – 19.47.
6 This transaction was executed in multiple trades at prices ranging from $19.20 – 19.35.
7 This transaction was executed in multiple trades at prices ranging from $19.25 – 19.69.
8 This transaction was executed in multiple trades at prices ranging from $19.87 – 20.40.
9 This transaction was executed in multiple trades at prices ranging from $19.75 – 20.28.
10 This transaction was executed in multiple trades at prices ranging from $20.01 – 20.54.
11 This transaction was executed in multiple trades at prices ranging from $20.10 – 20.70.
12 This transaction was executed in multiple trades at prices ranging from $19.85 – 20.04.
13 This transaction was executed in multiple trades at prices ranging from $18.74 – 19.40.
14 This transaction was executed in multiple trades at prices ranging from $18.95 – 19.23.
15 This transaction was executed in multiple trades at prices ranging from $18.65 – 18.94.